                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          UNIGRAPHICS SOLUTIONS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


              UNIGRAPHICS SOLUTIONS INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO FOR UGS]

                               10824 HOPE STREET
                           CYPRESS, CALIFORNIA 90630

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2001

   The Annual Meeting of Stockholders of Unigraphics Solutions Inc. ("UGS") will be held at The Ritz-Carlton, St. Louis, 100 Carondolet Plaza, St. Louis, Missouri 63105, on May 16, 2001 at 11:00 a.m., Central Time. The purpose of the meeting is to consider and act upon the following matters:

    1. To elect two Class III directors for a three-year term;

    2. To approve the Unigraphics Solutions Inc. 2001 Incentive Plan;

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The record date for the annual meeting is March 23, 2001. Only stockholders of record at the close of business on that date can vote at the meeting.

                                          By Order of the Board of Directors


[SIGNATURE LOGO FOR UGS]

                                          J. Randall Walti
                                          Vice President, General Counsel and
                                           Secretary

April 6, 2001

Whether or not you intend to be present at the meeting, please promptly mark, sign, date and return the accompanying proxy. A return envelope is enclosed for your convenience.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About The Meeting........................................................   1
  Who Can Vote...........................................................   1
  How You Can Vote.......................................................   1
  Revocation of Proxies..................................................   2
  Required Votes.........................................................   2
  Other Matters to be Acted Upon at the Meeting..........................   2
  Expenses of Solicitation...............................................   2

Proposal 1: Election of Directors........................................   2
  Nominees for Directors for Three Year Term Expiring in 2004............   3
  Members of the Board Continuing in Office..............................   3
  Committees of the Board of Directors...................................   4
  Director Compensation..................................................   5
  Section 16(a) Beneficial Ownership Reporting Compliance................   5
  Ownership of Common Stock..............................................   6
  Executive Compensation.................................................   8
    Report of Compensation Committee on Executive Compensation...........   8
    Compensation Committee Interlocks and Insider Participation..........  10
    Stock Performance Graph..............................................  10
    Summary Compensation Table...........................................  11
    Options Granted in Last Fiscal Year..................................  12
    Option Values at Fiscal Year End.....................................  13
    The EDS Retirement Plan..............................................  13
    Employment Agreements................................................  14
  Audit Committee Matters................................................  15
    Report of the Audit Committee........................................  15
    Other Audit Committee Matters........................................  16
  Relationship with EDS and Certain Transactions.........................  16

Proposal 2: Approval of the Unigraphics Solutions Inc. 2001 Incentive
 Plan....................................................................  18
  Summary of the 2001 Incentive Plan.....................................  18
  Federal Income Tax Consequences........................................  22

Independent Auditors.....................................................  23

Stockholder Proposals for 2002 Annual Meeting............................  23

Exhibit A--Audit Committee Charter....................................... A-1

Exhibit B--Unigraphics Solutions Inc. 2001 Incentive Plan................ B-1

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

   The Board of Directors of Unigraphics Solutions Inc. is soliciting proxies to be used at the 2001 Annual Meeting of Stockholders (the "Meeting"). This Proxy Statement and the form of proxy will be mailed to stockholders on or about April 6, 2001. References in this Proxy Statement to "UGS", the "Company" or "we" are to Unigraphics Solutions Inc. References to "EDS" are to Electronic Data Systems Corporation, a Delaware corporation. EDS is the Company's principal stockholder and is a global information technology services provider. The address of UGS' principal executive offices is 10824 Hope Street, Cypress, California 90630.

                               ABOUT THE MEETING

Who Can Vote

   Record holders of UGS common stock at the close of business on March 23, 2001 may vote at the Meeting. On that date, 5,066,007 shares of Class A Common Stock and 31,265,000 shares of Class B Common Stock were outstanding. Each share of Class A Common Stock is entitled to cast one vote while each share of Class B Common Stock is entitled to 10 votes on all matters submitted to a vote of stockholders. Holders of Class A Common Stock are generally entitled to vote with the holders of Class B Common Stock as one class on all matters as to which the holders of Class B Common Stock are entitled to vote.

How You Can Vote

   If you return your signed proxy before the Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from each of the other proposals.

   If you participate in the UGS Employee Stock Purchase Plan or the UGS Stock Fund under the UGS 401(k) Plan, you will receive one proxy with respect to all shares registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to your individual plan shares.

   The enclosed proxy/voting instruction card, when properly executed, will be voted and deemed an instruction to the proxies or Vanguard (as defined below), as the case may be, to vote in the manner directed therein by you. If no direction is made, the proxy/voting instruction card will be voted, or with respect to shares held in the UGS 401(k) Plan, the proxy/voting instruction card will be deemed an instruction to vote, FOR the election of all nominees under Proposal 1, FOR Proposal 2 and in a manner as the proxies or Vanguard, as the case may be, in their sole discretion, deem appropriate with respect to any other matter or proposal properly brought before the Meeting (and any adjournment or postponements thereof) for a vote of the stockholders.

   Shares of Class A Common Stock held in the UGS 401(k) Plan will be voted by Vanguard Fiduciary Trust Company ("Vanguard") as trustee of the UGS 401(k) Plan. Participants in the UGS 401(k) Plan should indicate their voting instructions for each action to be taken under proxy. All voting instructions from the UGS 401(k) Plan participants will be kept confidential. If a participant fails to sign or to return the enclosed proxy/voting instruction card, the shares allocated to such participant will be voted in accordance with the pro rata vote of the participants who did provide instructions, unless such participants otherwise elect not to have their directions so apply.

   As noted above, if you do not specify on your proxy card how you want to vote your shares, we will vote them "For" the election of all nominees for director, as set forth under "Election of Directors" below, and "For" the approval of the Unigraphics Solutions Inc. 2001 Incentive Plan, as set forth under Proposal 2 below. All instructions must be received prior to May 11, 2001 in order to be counted.

Revocation of Proxies

   You can revoke your proxy at any time before it is exercised in any of the following three ways:

     1. by submitting written notice of revocation to the Secretary of UGS;

     2. by submitting another proxy that is properly signed and later dated;
  or

     3. by voting in person at the Meeting.

Required Votes

   The holders of a majority of the voting power of the outstanding shares of UGS entitled to vote generally in the election of directors, who are either present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. The election of directors requires a plurality of the votes cast. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Meeting. For each other proposal, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of the stockholders of the Company and entitled to vote on the proposal will be required for approval. Accordingly, abstentions will have the effect of votes against the proposal. Broker non-votes will be disregarded.

   EDS is the beneficial owner of approximately 98.4% of the outstanding voting power of the UGS shares. As a result, EDS has the power to elect the two nominees for director and to approve the Unigraphics Solutions Inc. 2001 Incentive Plan. EDS has indicated that it will vote its shares in accordance with the recommendations of the Board of Directors.

Other Matters to be Acted Upon at the Meeting

   We do not know of any other matters to be presented or acted upon at the Meeting. If any other matter is presented at the Meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

   The cost of soliciting proxies will be paid by UGS. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile transmission or other means of electronic communication by directors, officers or employees of UGS, without extra compensation. We have retained Corporate Investor Communications, Inc. to assist in the distribution of proxy materials to beneficial holders of shares held in street name. We may also reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining their instructions.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   Our Certificate of Incorporation provides for three classes of directors to be as equal in number as possible. Each class serves a three-year term, with one class elected each year. Currently, the Board of Directors is comprised of eight members. The two Class III directors whose terms expire at this Meeting are Jeffrey M. Heller and Dr. Leo J. Thomas. The Board of Directors has nominated these persons for election as Class III directors. If elected, each director will serve until the annual meeting in 2004 or until he is succeeded by another qualified director who has been elected. All other directors will continue in office until the expiration of the terms of their classes at the annual meeting in 2002 or 2003, as the case may be.

   We will vote your shares as you specify on the enclosed proxy form. If you sign, date and return the proxy form but do not specify how you want your shares voted, we will vote them FOR the election of the two nominees listed below. If due to unforeseen circumstances (such as death or disability) a nominee should become unavailable for election, the Board may either reduce the number of directors or substitute another person for the nominee, in which event your shares will be voted for that other person.

   The Board of Directors held six meetings in 2000. All directors attended at least 75% of the meetings of the Board of Directors and the committees thereof of which they are members.

   The following information regarding the nominees for director and each current director continuing in office is as of March 1, 2001.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR
DIRECTOR.

Nominees for Directors for Three-Year Term Expiring in 2004

     Jeffrey M. Heller, 61

     Mr. Heller has been Vice Chairman of EDS since November 2000 and a director of EDS since 1983. Mr. Heller oversees operation of EDS' six global industry groups and its corporate support functions. He was President and Chief Operating Officer of EDS from June 1996 until November 2000, and Senior Vice President of EDS from 1984 until June 1996. Mr. Heller joined EDS in 1968 and has served in numerous technical and management capacities. Mr. Heller is a director of Mutual of Omaha and Trammell Crow Company. Mr. Heller has served as director of UGS since June 1998 and was Chairman of UGS from January 1999 to February 20, 2001.

     Dr. Leo J. Thomas, 64

     Dr. Thomas retired in May 1996 from Eastman Kodak Company, a manufacturer of imaging products. From September 1994 to May 1996, he held the position of Executive Vice President, and from September 1991 to September 1994 he was Group Vice President of Eastman Kodak Company. Dr. Thomas has been a director of UGS since June 1998.

Members of the Board Continuing in Office

 Term Expiring in 2003

     D. Gilbert Friedlander, 54

     Mr. Friedlander has been Senior Vice President, General Counsel and Corporate Secretary of EDS since 1996 and prior to that time had been General Counsel since joining EDS in 1991. Mr. Friedlander has oversight responsibilities for EDS' legal activities on a global basis. Mr. Friedlander has served as a director of UGS since July 2000.

     J. Davis Hamlin, 68

     Mr. Hamlin retired from EDS as Senior Vice President and director in June 1994, which positions he held since 1987. He served as Chief Financial Officer of EDS from April 1986 to November 1990 and continued to oversee EDS' financial planning, administration and investor relations through December 1991. Mr. Hamlin joined EDS in 1966 and served in numerous management capacities. Mr. Hamlin has served as a director of UGS since June 1998.

     William P. Weber, 60

     Mr. Weber served in various capacities with Texas Instruments Incorporated from 1962 until his retirement in April 1998. From December 1986 until December 1993, he served as the President of Texas Instrument's worldwide semiconductor operations; and from December 1993 until his retirement in April 1998, he served as Vice Chairman of Texas Instruments. Mr. Weber held a number of executive positions in TI's semiconductor, international, defense, digital systems, consumer, materials, and controls businesses. Mr. Weber is a director of Micron Technology, Inc. Mr. Weber has served as a director of UGS since June 1998.

 Term Expiring in 2002

     George M. Abigail, 43

     Mr. Abigail has served as Vice President of Corporate Business Development and Ventures of EDS since June 2000 as well as Chairman of the Strategic Investment Committee of EDS. He was CFO of EDS CoNext, a subsidiary of EDS, from December 1999 to June 2000, EDS Assistant Treasurer from June 1998 to December 1999, and Director-Corporate Financial Planning and Analysis of EDS from December 1993 to June 1998. Mr. Abigail joined EDS in 1984 and has held various positions, including manager of Federal Tax Compliance and European Tax. Mr. Abigail is a director of SeeBeyond Technology Corporation. Mr. Abigail has been a director of UGS since February 20, 2001.

     Anthony J. Affuso, 54

     Mr. Affuso was appointed President and Chief Executive Officer of UGS on July 12, 2000. From January 1998 to July 2000, Mr. Affuso served as Vice President and then Executive Vice President of Products and Operations for UGS. From March 1992 to December 1997, Mr. Affuso served as the Vice President of Software Development and Marketing of the Unigraphics Division of EDS, with responsibility for research and development for UGS' core products. From September 1989 to March 1992, Mr. Affuso was in charge of the business unit of EDS which automated GM's worldwide engineering, computing, communications and information management infrastructure. Mr. Affuso has served as a director of UGS since July 2000.

     Paul J. Chiapparone, 61

     Mr. Chiapparone has been Executive Vice President--Operations of EDS since November 2000 and prior to that time had served as Executive Vice President since June 1996 and a Senior Vice President from April 1986 to June 1996. Mr. Chiapparone has oversight responsibility for EDS' Information Solutions and Business Process Management lines of business and the CIO and CTO organizations as well as for EDS' GM client on a global basis. Mr. Chiapparone joined EDS in 1966 and has served in numerous management capacities. He has been Chairman of UGS since February 20, 2001 and a director of UGS since October 1999.

Committees of the Board of Directors

   Audit Committee: The Audit Committee is composed of Dr. Leo J. Thomas (Chairman), J. Davis Hamlin and William P. Weber. It was formed in June 1998 in connection with the Company's initial public offering and met seven times in 2000. Its function is to review and recommend the selection of independent auditors and the fees to be paid to such auditors, to review and oversee the adequacy of the audit and accounting procedures of UGS, and to perform such other functions as may be specifically delegated to the Audit Committee by the Board of Directors.

   Compensation Committee: The Compensation Committee is composed of William
P. Weber (Chairman) and Dr. Leo J. Thomas, neither of whom are employees or officers of UGS or EDS. It was formed in June 1998 in connection with the Company's initial public offering and met nine times in 2000. It administers management incentive compensation plans, including the 1998, 1999, and 2000 Incentive Plans, and establishes the executive officer remuneration policies of UGS, including salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation, deferred compensation and stock option plans, directors' compensation and benefits and such other matters as may be specifically delegated to it by the Board of Directors. The Compensation Committee also serves as the nominating committee.

   The Compensation Committee will consider director nominee recommendations by stockholders who write to J. Randall Walti, Secretary, providing the name and a detailed biography of each prospective nominee. In January or February each year, the Compensation Committee expects to consider nominees for directors to be elected at the Company's next Annual Meeting of Stockholders. Therefore, in order to be considered for nomination by the Board of Directors and inclusion in the Company's proxy statement, prospective nominee recommendations should be received by the Secretary prior to the last week of December of the preceding calendar year. See "Stockholder Proposals for 2002 Annual Meeting" below on Page 23 for description of bylaw procedures governing stockholder nominations.

   Executive Committee: The Executive Committee is composed of Paul J. Chiapparone (Chairman), Jeffrey M. Heller, and Anthony J. Affuso. It was formed in June 1998 in connection with the Company's initial public offering and did not formally meet in 2000. It has, and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of UGS, with the exception of such powers and authority as may be specifically reserved to the Board by law or by resolution adopted by the Board of Directors.

Director Compensation

   A director who is also an employee of UGS or EDS is not entitled to any additional compensation for serving as a director. Each non-employee director of UGS receives an annual retainer for Board of Directors and committee service of $20,000, a fee of $3,500 for serving as a committee chairman, a fee of $1,000 for attending each meeting of the Board of Directors or a Board committee and reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at any such meeting.

   In addition, pursuant to the Unigraphics Solutions Inc. 1998 and 2000 Incentive Plans (the "Incentive Plans") each non-employee director receives, on an annual basis, options to purchase 3,000 shares of Class A Common Stock in the aggregate under all existing Incentive Plans with a ten-year term and an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. If the 2001 Incentive Plan is approved by the stockholders at the May 16, 2001 Annual Meeting, non-employee directors will be entitled to receive, on an annual basis, options to purchase 5,000 shares of Class A Common Stock instead of 3,000 shares. Such options become exercisable in increments of one-third of the total number of shares subject thereto on each of the first, second and third anniversaries of the date of grant. All unvested options granted to a non-employee director will be forfeited if he or she resigns from the Board of Directors without the consent of a majority of the other directors.

   A non-employee director may make an annual election to receive, in lieu of all or any portion of the director's fees he or she would otherwise receive in the next year (including both annual retainer and meeting fees), a number of options equal to the product of (x) three times (y) a fraction, the numerator of which is equal to the dollar amount of fees the director elects to forego in the next year in exchange for options and the denominator of which is equal to the fair market value of Class A Common Stock on the date of the election. The terms of the options received by a non-employee director pursuant to such election will be the same as for options automatically granted.

   In the event of a subdivision or consolidation of outstanding shares of Common Stock covered by the Incentive Plans or in the event of any other recapitalization, consolidation, merger, or change of control of the Company which affects the Common Stock covered by the Incentive Plans, the Board of Directors shall make appropriate adjustments to the Common Stock covered by such director awards.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires UGS' directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of UGS, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to UGS pursuant to Section 16(a). Based solely on the reports received by UGS and on written representations from reporting persons, UGS believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements during the fiscal year ended December 31, 2000.

                           OWNERSHIP OF COMMON STOCK

   The table below sets forth certain information with respect to the beneficial ownership as of March 2, 2001, to the extent known to UGS, of (1) the Class A Common Stock and Class B Common Stock of UGS by each beneficial owner of more than 5% of the outstanding shares of either the Class A Common Stock or the Class B Common Stock of UGS and (2) the outstanding shares of Class A Common Stock and Class B Common Stock of UGS and the Common Stock of EDS by (i) each director of UGS, (ii) each executive officer named in the Summary Compensation Table and (iii) all executive officers and directors of UGS as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                  Beneficial Ownership
                          --------------------------------------------------------------------
                             UGS Class A
                            Common Stock     UGS Class B Common Stock     EDS Common Stock
                          ----------------- -------------------------- -----------------------
                                                               Percent                 Percent
                          Number of Percent            Percent of UGS     Number of    of EDS
                           Shares   of UGS  Number of  of UGS  Voting      Shares      Common
Name of Beneficial Owner  (f)(g)(h) Class A   Shares   Class B  Power  (i)(j)(k)(l)(m)  Stock
------------------------  --------- ------- ---------- ------- ------- --------------- -------
Electronic Data Systems
 Corporation (a)........        --     --   31,265,000   100%   98.4%
Westport Asset
 Management, Inc.(b)....  1,721,200  33.98%        --    --      .54%
FMR Corp. (c)...........    601,600  11.88%        --    --      .19%
State of Wisconsin
 Investment Board (d)...    407,100   8.04%        --    --      .13%
Capital Counsel, LLC
 (e)....................    262,100   5.17%        --    --      .08%
George A. Abigail.......      1,800      *         --    --        *          9,893        *
Anthony J. Affuso.......    159,592   3.15%        --    --      .05%         6,046        *
Douglas E. Barnett......     89,586   1.77%        --    --      .03%            82        *
Paul J. Chiapparone.....      8,000      *         --    --        *        267,909        *
Donald E. Davidson......     62,938   1.24%        --    --      .02%         5,240        *
James Duncan............     60,000   1.18%        --    --      .02%         1,616        *
D. Gilbert Friedlander..      1,000      *         --    --        *         75,790        *
J. Davis Hamlin.........      7,063      *         --    --        *         17,323        *
Jeffrey M. Heller.......          0      *         --    --        *        644,897        *
Dennis P. Kruse.........     66,374   1.31%        --    --      .02%         1,382        *
John J. Mazzola.........    181,845   3.59%        --    --      .06%         4,697        *
Dr. Leo J. Thomas.......     12,282      *         --    --        *            --         *
William P. Weber........     13,282      *         --    --        *            --         *
All directors and
 executive officers as a
 group (18 persons).....    839,144  16.56%        --    --      .26%     1,045,633        *

--------
(a) EDS exercises sole voting and dispositive power over the shares of Class B Common Stock held by it. The address of EDS is 5400 Legacy Drive, Plano, Texas 75024. Mr. Heller is also a director and Vice Chairman of EDS. Messrs. Abigail, Chiapparone and Friedlander are also executive officers or senior managers of EDS. Mr. Hamlin is a former director and executive officer of EDS. These individuals disclaim beneficial ownership of the shares of Class B Common Stock beneficially owned by EDS.
(b) Based on Amendment 1 to Schedule 13G dated February 15, 2001. Westport Asset Management, Inc. ("Westport Asset") reports sole voting and dispositive power over 405,500 shares of Class A Common Stock, shared voting power over 912,200 shares, and shared dispositive power over 1,316,700 shares of Class A Common Stock, which are owned by its investment advisory clients. Westport Asset disclaims beneficial ownership of these securities. Westport Advisors LLC, which is 50% owned by Westport Asset, shares voting power over 912,200 shares and dispositive power over 1,316,700 shares of Class A Common Stock with Westport Asset and serves as investment manager of the Westport Funds, which own the shares. Employees of Westport Asset own 2,100 shares of Class A Common Stock in their personal accounts. Westport Asset and Westport Advisers Company disclaim beneficial ownership of these shares. The address of Westport Asset Management, Inc. is 253 Riverside Avenue, Westport, Connecticut 06880.
(c) Based on Amendment 3 to Schedule 13G dated February 14, 2001. FMR Corp. reports sole dispositive power over with respect to 601,600 shares and sole voting power with respect to 81,600 shares of Class A Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 520,000 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies, one of which is the Fidelity Low Priced Stock Fund, which owns 520,000 shares, or 10.3%, of the Class A Common Stock. Edward C. Johnson 3rd, FMR Corp., through its control of Fidelity, and the funds have sole power to dispose of such 520,000 shares. Voting power with respect to such 520,000 shares resides in the Board of Trustees of the various funds. Fidelity is the beneficial owner of 81,600 shares of Class A Common Stock as a result of its serving as investment manager of its institutional account(s). Edward C. Johnson 3rd and FMR Corp., through its control of Fidelity, each have sole dispositive and voting power over such 81,600 shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., has sole dispositive power, but not sole voting power, over shares of Class A Common Stock owned by certain clients for whom it serves as an investment and adviser. FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc. Members of the Johnson family, including Edward C. Johnson 3rd and Abigail Johnson, through their ownership of approximately 49% voting power of FMR Corp. and the execution of a shareholders' voting agreement with all other Class B shareholders of FMR Corp., may be deemed to control FMR Corp. The address of FMR Corp. and its affiliates named herein is 82 Devonshire Street, Boston, Massachusetts 02109.
(d) Based on a Schedule 13G filing dated February 14, 2001. The State of Wisconsin Investment Board reports sole voting and dispositive power over 407,100 shares of Class A Common Stock in its capacity as manager of various public pension funds. The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707.
(e) Based on a Schedule 13G filing dated March 1, 2001, Capital Counsel, LLC reports that it has sole voting and dispositive power over the shares it beneficially owns. The address of Capital Counsel, LLC is 350 Park Avenue, New York, NY 10022.
(f) Amounts reported include shares of UGS Class A Common Stock which may be acquired on or before May 1, 2001 through the exercise of stock options as follows: Mr. Affuso--141,250 shares; Mr. Barnett--86,250 shares; Mr. Davidson--59,167 shares; Mr. Duncan--60,000 shares; Mr. Hamlin--5,063 shares; Mr. Kruse--66,250 shares; Mr. Mazzola--176,667 shares; Mr. Thomas--5,282 shares; Mr. Weber--5,282 shares; and all directors and executive officers as a group--764,545 shares.
(g) Amounts reported include compensation deferrals treated as invested in UGS Class A Common Stock under UGS' 401(k) Plan as follows: Mr. Affuso--5,897 shares; Mr. Mazzola--365 shares; and all directors and executive officers as a group--6,262 shares.
(h) Amounts reported include 90% of the compensation deferrals invested in UGS Class A Common Stock equivalents under the UGS Executive Deferral Plan as follows: Mr. Affuso--1,890 shares; Mr. Barnett--1,694 shares; Mr. Davidson--1,126 shares; Mr. Kruse--124 shares; Mr. Mazzola--2,543 shares; and all executive officers as a group--9,427 shares. Participants are entitled to withdraw actual shares of UGS Class A Common Stock subject to a 10% penalty.
(i) Excludes unvested restricted stock units granted under the EDS Incentive Plan (and its predecessor) as follows: Mr. Abigail--3,600 units; Mr. Affuso--5,400 units; Mr. Chiapparone--73,000 units; Mr. Davidson--1,500 units; Mr. Duncan--3,750 units; Mr. Friedlander--113,981 units; Mr. Heller--368,000 units; Mr. Kruse--3,000 units; Mr. Mazzola--7,200 units; and all directors and executive officers as a group--587,131 units.
(j) Excludes unvested stock options granted under the EDS Performance Share Plan and Global Share Plan as follows: Mr. Abigail--443 options; Mr. Affuso--363 options; Mr. Davidson--331 options; Mr. Duncan--341 options; Mr. Friedlander--100 options; Mr. Kruse--550 options; Mr. Mazzola--783 options; and all directors and executive officers as a group--4,074 options.
(k) Amounts reported include compensation deferrals treated as invested in EDS Common Stock under the UGS and EDS 401(k) Plans as follows: Mr. Abigail-- 155 shares; Mr. Affuso--3,894 shares; Mr. Barnett--82 shares; Mr. Chiapparone--147 shares; Mr. Davidson--60 shares; Mr. Friedlander--161 shares; Mr. Heller--28,566 shares; Mr. Kruse--64 shares; Mr. Mazzola--71 shares: and all directors and executive officers as a group--33,380.
(l) Amounts reported include compensation deferrals invested in EDS Common Stock under employee compensation deferral plans as follows: Mr. Abigail-- 2,104 shares; Mr. Friedlander--6,232 shares; Mr. Heller--120,508 shares.

(m) Amounts reported include shares of EDS Common Stock which may be acquired on or before May 1, 2001 through the exercise of stock option shares as follows: Mr. Abigail--4,743 shares; Mr. Chiapparone--80,000 shares; Mr. Davidson--331 shares; Mr. Duncan--341 shares; Mr. Friedlander--30,000 shares; Mr. Heller--215,000 shares; and all directors and executive officers as a group--330,711 shares.

* This individual or group owns less than 1% of the Common Stock of UGS or EDS.

                            EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

   The Compensation Committee of the Board of Directors (the "Committee") is comprised of two non-employee directors of the Company. Among other duties, the Committee is responsible for establishing and administering compensation programs for UGS' executive officers, including the Chief Executive Officer. In fulfilling these responsibilities, the Committee administers all compensation and benefit components for executive officers, including setting base salaries, establishing performance targets, determining the payment of cash incentives and setting equity awards under the executive long-term incentive plan. The Committee was established in June 1998 at the time of the Company's initial public offering.

   Compensation Philosophy. The Committee's compensation philosophy is that executive officers should receive competitive compensation determined by reference to (i) competitive market rates among companies with which the Company competes for talented executives and (ii) the Company's and the individual executive's performance in relation to identified targets and goals. Compensation plans and programs are intended to motivate and reward executive officers for achievement of long-term goals and enhancement of stockholder value, to motivate and reward executive officers for achievement of annual performance objectives, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

   The Committee decided that in determining compensation levels it should first evaluate executive officer compensation against independent, published survey data of comparator companies, with a key determinant being the compensation levels and pay practices in the technology industry. Different comparator groups and data sources are used to determine targeted compensation amounts for each of the three components of executive compensation to better determine then-current competitive compensation levels and practices. Overall, the Committee's policy is to provide total compensation to executive officers that is at the 50th percentile of comparator companies when the Company achieves its performance goals.

   Executive Officer Compensation. The Committee has established three principal components of the Company's executive compensation structure: base salary, annual incentive compensation, and long-term incentive compensation. By allocating a significant portion of the total executive officer compensation package to annual and long-term incentive compensation, which is at-risk and varies based on Company and individual performance, the Committee seeks to tie executive officer compensation to the Company's performance and link the executive officers' goals with the interests of the Company's stockholders. In order to achieve the goal of compensating the executive officers at the 50th percentile of the comparator groups when the Company achieves its objectives, the Committee has adopted the following approaches to base salary, annual incentive compensation and long-term incentive compensation.

   Base Salaries. The Committee's policy for establishing and adjusting base salaries for Company executive officers is to set base salaries at levels that are at the median level for executives with similar roles and responsibilities in the comparator group. The Committee considers base salaries and adjustments through a process of first identifying competitive ranges for base salaries for similar positions in the comparator group, then evaluating the responsibility, performance, experience and future potential of each executive. In 2000, the Committee increased the base salaries of the CEO and executive officers with a view toward closing the existing gap between actual and competitive salaries. Based on comparator group information, the 2000 base salaries for most of the Company executives, including the Chief Executive Officer, remained below the median level for comparable positions in the comparator group.

   Annual Cash Incentive Bonuses. Annual incentive compensation, payable in the form of cash bonuses, reflects the Committee's policy that a significant portion of each executive officer's annual compensation be contingent upon the current performance of the Company. The Committee approved a 2000 executive bonus plan under which performance goals for the Company and each executive were established by the Committee at the beginning of the fiscal year, and payments were based primarily on the extent to which such targets were achieved. Additionally, for 2000, the Committee considered the Company's performance against its major competitors and other subjective factors. More specifically, for 2000 the Committee determined the bonus target for each executive and the maximum amount that could be payable to each executive officer. Also, the Committee established certain minimum performance levels that had to be achieved in order for all or part of bonuses to be paid. These amounts were established consistent with the Committee's policy of compensating executive officers at median levels of the comparator group when the Company achieves performance goals established by the Committee. Generally, the 2000 cash bonus awards paid to Company executives exceeded the amounts paid by comparator companies for executives similarly situated based on the performance levels attained.

   Long-Term Incentive Compensation. The Company's 1998 and 2000 Incentive Plans authorized the award to directors, executive officers and other key employees of up to 4,300,000 shares of Class A Common Stock in the form of stock options, stock appreciation rights, restricted or non-restricted stock or units denominated in stock, cash awards, performance awards or any combination of the foregoing. 4,000,000 shares were available for employee awards and 300,000 shares were available for director awards. Stock options and other Company equity-based awards are designed to align the long-term interests of the Company's executive officers and employees with those of its stockholders by linking compensation to increases in shareholder value. The Board of Directors authorized the award of 710,000 stock options to executive officers and senior leaders in 1998, 413,000 stock options to executive officers in 1999, and 440,000 stock options to executive officers in 2000.

   The number of stock options or other equity-based awards granted to executive officers is based upon the value of long-term awards for similar roles and responsibilities of comparator group companies, level of responsibility, performance during the previous year, and expected future contributions as determined by the Committee. The Committee grants stock options at an exercise price equal to the fair market value of the Company stock on the date of grant. Option shares vest over three or four-year periods. The value of stock options granted to executives in 2000 was generally lower than the value of such options granted by comparator companies.

   The Committee also takes into consideration the value of shares of restricted EDS Common Stock granted to certain executives prior to the Company's initial public offering.

   Chief Executive Officer Compensation. The process of setting and administering the compensation of the Chief Executive Officer generally takes into consideration the same factors used for other executive officers. The CEO has a higher percentage of compensation at-risk compared to other executive officers. The Committee increased the then-CEO's (John J. Mazzola's) annual base salary by 13.3% to $340,000 annually during 2000 in order to begin moving his base salary into alignment with comparator group CEO base salaries. Current CEO Anthony J. Affuso succeeded Mr. Mazzola in July 2000, and the Committee set Mr. Affuso's starting base salary at $380,000. The 2000 base salary for Mr. Mazzola (and later Mr. Affuso) was below the median base salary for comparator group CEOs. With respect to annual and long-term incentive compensation, 2000 amounts for Mr. Mazzola and Mr. Affuso were paid or awarded by the Committee in accordance with the methodology described above for other Company executive officers. Mr. Mazzola was awarded a cash bonus of $296,000 for 2000 performance, and Mr. Affuso was awarded a cash bonus of $360,000 for 2000 performance as the Company's CEO and Vice President of Products and Operations. In 2000, Mr. Mazzola received a grant of 50,000 options to purchase shares of the Company's Class A Common Stock. Mr. Affuso was awarded 165,000 options in 2000. Finally, Mr. Mazzola became vested in 1,200 shares and Mr. Affuso became vested in 1,300 shares of restricted EDS Common Stock previously granted under the EDS 1996 Incentive Plan (and predecessor plans).

   Internal Revenue Code Section 162(m) Compliance. Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year; however, so-called "performance-based" compensation may be excluded from the $1 million limitation. The Committee intends to structure annual cash bonus awards and long-term incentive grants in a manner designed to make such awards "performance-based" to the extent practicable while at the same time maintaining competitive compensation levels.

                                        Compensation Committee

                                        William P. Weber, Chairman
                                        Dr. Leo J. Thomas

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is composed of William P. Weber and Dr. Leo J. Thomas, neither of whom are employees or current or former officers of UGS or EDS.

Stock Performance Graph

   The following graph compares the cumulative total stockholder return on Class A Common Stock since the Company's initial public offering on June 23, 1998 with the cumulative total return of the S&P 500 Stock Index and the S&P Midcap Computer Software Index assuming an investment of $100 on that date.

   This graph is presented in accordance with Securities and Exchange Commission (SEC) requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial or stock price performance.

                 Comparison of 30-Month Cumulative Total Return

                       [30-MONTH CUMULATIVE TOTAL RETURN]

             UGS Common    S&P 500      S&P Midcap Computer
               Stock        Index        Software Index
-----------------------------------------------------------
 6/23/98        100          100              100
 9/30/98         66           91               95
12/31/98        102          110              179
 6/30/99        132          123              160
12/31/99        189          131              336
 6/30/00        137          130              366
12/29/00        114          118              330

   Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation Committee and Performance Graph and the Report of Audit Committee (below in this Proxy Statement) are not incorporated by reference into any such filings.

Summary Compensation Table

   Pursuant to a reorganization consummated effective as of January 1, 1998 (the "Reorganization"), UGS became the successor to the mechanical computer-aided design, manufacturing and engineering ("MCAD") businesses of EDS. Prior to the Reorganization, all employees of the Company, including the executive officers, were compensated by EDS and participated in various EDS welfare and benefit plans, including the EDS Retirement Plan. Since the Reorganization, the executive officers and most other employees of the Company have been compensated solely by the Company. From January 1, 1999 through March 31, 1999 most of the executive officers and all other employees of the Company participated in the EDS welfare and benefit plans. On April 1, 1999, the Company transitioned to new UGS welfare and benefit plans, including new medical, dental, vision care insurance, employee stock purchase, and retirement plans.

   The following table sets forth information with respect to the compensation for the last three years of the Chief Executive Officer, the former Chief Executive Officer and each of the four other most highly compensated executive officers of UGS as of the end of 2000.

                                                                   Long Term
                                  Annual Compensation         Compensation Awards
                          ----------------------------------- -----------------------
                                                                           Number
Name and Principal                               Other Annual Restricted     of        All Other
Position                        Salary   Bonus   Compensation    Stock    Options     Compensation
During 2000               Year   (a)      (b)        (c)      Awards (d)    (e)           (f)
------------------        ---- -------- -------- ------------ ----------- ----------- ------------
Anthony J. Affuso (g)...  2000 $321,667 $360,000      *              -0-      165,000   $75,213
 President and Chief      1999  240,000  259,000      *              -0-       75,000    22,475
 Executive Officer        1998  180,208  227,951      *              -0-       75,000     1,200

Douglas E. Barnett (h)..  2000  215,833  145,000      *              -0-       45,000    17,404
 Vice President, Chief    1999  195,000  168,000      *              -0-       45,000     6,395
 Financial Officer,
  Treasurer               1998  150,000  154,470      *              -0-       45,000     1,438

Donald E. Davidson......  2000  196,875  106,000   $86,819           -0-       22,000    48,734
 Vice President--Asia
  Pacific                 1999  173,750  115,000    79,264           -0-       28,000    21,140
                          1998  128,511  125,639    64,668           -0-       35,000     1,200

James Duncan (i)........  2000  226,250  158,000      *              -0-       25,000       -0-
 Vice President--Europe   1999  210,667  166,000      *              -0-       30,000       -0-
                          1998  167,153  172,538      *              -0-       40,000       -0-

Dennis P. Kruse.........  2000  212,917  140,000      *              -0-       25,000    52,603
 Vice President--
  Americas                1999  193,750  160,000      *              -0-       30,000    22,563
                          1998  142,592  205,180      *              -0-       40,000     1,200

John J. Mazzola (j).....  2000  331,667  296,000      *              -0-       50,000   124,252
 Former President and     1999  277,500  450,000      *              -0-      115,000    34,923
 Chief Executive Officer  1998  204,375  278,554      *              -0-      100,000     1,200

--------
(a) Salary includes amounts deferred by the named individual pursuant to the EDS 401(k) Plan for 1997-1999, the UGS 401(k) Plan for 1999-2000, and the UGS Executive Deferral Plan.
(b) Represents bonuses earned by the named executives with respect to the year indicated.
(c) Amounts for Mr. Davidson in 1998, 1999 and 2000 include foreign service premiums and reimbursements.
(d) The following number of shares of restricted EDS Common Stock were granted pursuant to the EDS 1996 Incentive Plan to the named executive officers on January 3, 1997: Mr. Affuso, 5,000 shares; Mr. Davidson, 2,500 shares; Mr. Duncan, 2,500 shares; Mr. Kruse, 2,500 shares; and Mr. Mazzola, 12,000 shares. Such shares will vest ratably over each of the following 10 years subject to the achievement by EDS of performance goals. Shares which do not vest in any year due to failure to achieve such goals will vest in 2007. Dividend equivalents are paid with respect to restricted stock units in the amount and at the time of the payment of dividends of the EDS Common Stock. As of December 31, 2000, the number and fair market value of the aggregate units representing unvested restricted EDS Common Stock held by the named executive officers were: Mr. Affuso 6,700 shares, $386,925; Mr. Davidson, 2,550 shares, $147,263; Mr. Duncan, 4,500 shares, $259,875;
    Mr. Kruse, 3,750 shares, $216,563; and Mr. Mazzola, 8,400 shares,
    $485,100.
(e) Represents UGS Class A Common Stock options awarded in 1998 and 1999 under the UGS 1998 Incentive Plan and UGS Class A Common Stock options awarded in 2000 under the UGS 2000 Incentive Plan.

(f) The 2000 amounts include UGS' matching contributions made under the UGS 401(k) Plan as follows: Mr. Affuso, $2,625; Mr. Barnett, $2,664; Mr. Davidson, $2,625; Mr. Kruse, $3,175; and Mr. Mazzola, $2,625. The 2000 amounts include a UGS Special 401(k) Contribution: Mr. Affuso, $16,875; Mr. Barnett, $5,683; Mr. Davidson, $16,875; Mr. Kruse, $16,875; and Mr. Mazzola, $16,875. The 2000 amounts include UGS' contribution to the Restoration Plan Accounts: Mr. Affuso, $55,713, Mr. Barnett, $9,057; Mr. Davidson, $28,789; Mr. Kruse, $31,071; and Mr. Mazzola, $103,111. 2000
    amounts include interest paid on the Fixed Income Fund of the UGS Executive Deferral Plan: Mr. Davidson, $445; Mr. Kruse, $1,482; and Mr. Mazzola, $1,641.
(g) Mr. Affuso was appointed President and Chief Executive Officer in July 2000. From January 2000 to July 2000 he was Vice President and then Executive Vice President of Products and Operations.
(h) Mr. Barnett joined the Company on March 2, 1998.
(i) Mr. Duncan's 1998, 1999 and 2000 Salary and Bonus represent U.S. dollar equivalent calculated at the U.S. dollar--British pound sterling exchange rates on December 31, 1998, December 31, 1999 and December 31, 2000.
(j) Mr. Mazzola resigned as President and CEO of UGS on July 12, 2000. See "Employment Agreements" regarding details of Mr. Mazzola's new employment agreement.

*Does not exceed reporting thresholds for perquisites and other personal benefits.

Option Grants In Last Fiscal Year

   The following table contains information regarding awards of stock options to the named executive officers in 2000.

                                                                        Potential
                                                                   Realizable Value at
                                                                     Assumed Annual
                                                                        Rates of
                                                                       Stock Price
                                   Individual Grants (a)              Appreciation
                         -----------------------------------------   for Option Term
                                      Percent
                                     of Total
                                     Options/
                                       SARs
                          Number of   Granted
                         Securities     to     Exercise
                         Underlying  Employees or Base
                         Option/SARs in Fiscal  Price   Expiration
Name                     Granted (b)   Year     ($/Sh)     Date     5% ($)    10% ($)
----                     ----------- --------- -------- ---------- --------- ---------
Anthony J. Affuso.......   100,000     6.18%   16.7188  08/01/2010 1,051,436 2,664,546
                            65,000     4.01%   22.5625  05/01/2010   922,313 2,337,323
Douglas E. Barnett......    45,000     2.78%   22.5625  05/01/2010   638,525 1,618,147
Donald E. Davidson......    22,000     1.36%   22.5625  05/01/2010   312,168   791,094
James Duncan............    25,000     1.54%   19.1600  10/25/2010   301,090   763,163
Dennis P. Kruse.........    25,000     1.54%   22.5625  05/01/2010   354,736   898,970
John J. Mazzola.........    50,000     3.09%   22.5625  04/01/2003    96,308   416,958

--------
(a) The options become exercisable in one-fourth increments beginning on the first business day of the month of the grant in 2001, 2002, 2003 and 2004 (except, Mr. Duncan's options were granted under the UK Subplan and become exercisable in one-third increments beginning on October 25, 2001, 2003 and 2004). Except for Mr. Mazzola's grant, the options granted have 10-year terms generally from the date of grant. The Board is obligated to make proportionate adjustments in the event of any recapitalization or capital reorganization of the Company, merger, plan of exchange affecting Company common stock, or similar reorganization. Also, the Board is authorized to issue or assume awards by means of a substitution of new awards for previously issued awards, as appropriate, or an assumption of previously issued awards in the case of a merger, consolidation, acquisition of stock or property, reorganization or liquidation.
(b) Represents UGS Class A Common Stock options.

Option Values at Fiscal Year End

   The following table presents (i) the unexercised UGS Class A Common Stock options held by each named executive officer and (ii) the value of all in-the-money options as of December 31, 2000, as if all such in-the-money options were vested and exercisable as of December 31, 2000.

                      Option Values at December 31, 2000

                                 Number of Shares
                              Underlying Unexercised     Value of Unexercised
                                   Options Held        In-the-Money Options (a)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Anthony J. Affuso...........    75,000      240,000     $154,688     $135,938
Douglas E. Barnett..........    45,000       90,000       92,813       81,563
Donald E. Davidson..........    32,668       52,332       68,544       56,143
James Duncan................    36,667       58,333       77,292       62,083
Dennis P. Kruse.............    36,667       58,333       77,292       62,083
John J. Mazzola.............   105,001      159,999      214,064      196,874

--------
(a) Calculated as the aggregate closing market price per share of the Company's Class A Common Stock on December 29, 2000, for the total number of in-the-money shares under option, net of the aggregate value of all option exercise proceeds.

The EDS Retirement Plan

   The named executive officers have a benefit in the EDS Retirement Plan, which, effective July 1, 1998, was converted from a final average pay plan to a career average pay "cash balance" plan. Benefits under the EDS Retirement Plan provide for accruals, which are expressed as annual credits added to individual participants' "personal pension accounts" ("PPA"). The PPA is established with an opening balance equal to the present value of the participant's accrued benefit as of June 30, 1998, under the final average earnings formula. Effective April 1, 1999, all UGS employees, including the named executive officers below were no longer eligible to receive benefit accruals but continue to receive interest credits on the annual balance of their PPA, which will be earned until the earlier of the commencement of distributions or age 65.

   Additionally, EDS maintains the EDS Benefit Restoration Account Plan ("EDS Restoration Plan") for certain highly paid employees whose income exceeds the maximum allowable compensation limit set forth in the Internal Revenue Code. Under the EDS Restoration Plan, EDS maintains a bookkeeping Restoration Account ("RA") reflecting EDS credits and interest credits made by EDS on behalf of a participant. Effective April 1, 1999, all United States UGS employees, including the named executive officers below, were no longer eligible to receive accruals but continue to receive interest credits on the balance of their RA, which will be earned until the earlier of the commencement of distributions or age 65.

   The following table indicates the estimated annual benefits payable upon retirement to the named executive officers for the specified compensation and years of service classifications under the EDS Retirement Plan and EDS Restoration Plan. The table shows the January 1, 2000 opening account balance for each named executive officer and provides the interest credits added to each named executive's PPA and RA from January 1, 2000 through December 31, 2000. Mr. Duncan is not a United States employee and consequently is not eligible to participate in the EDS Retirement Plan.

                          Total Estimated EDS
                         Retirement Plan (PPA)  Total Estimated PPA
                            and EDS Benefit       and RA interest                       Total Estimated
                          Restoration Account  credits for the period  Total Estimated   Annual Single
                          (RA) Balance as of           ending         PPA and RA as of  Life Annuity at
Name                        January 1, 2000      December 31, 2000    December 31, 2000     age 65
----                     --------------------- ---------------------- ----------------- ---------------
Anthony J. Affuso.......       $260,750               $17,158             $277,908          $57,341*
Douglas E. Barnett......       $ 17,208               $ 1,132             $ 18,340          $ 7,253*
Donald E. Davidson......       $172,620               $11,359             $183,979          $29,264
Dennis P. Kruse.........       $125,680               $ 8,270             $133,950          $32,125*
John J. Mazzola.........       $262,202               $17,255             $279,457          $51,666

--------
 *Not eligible for the EDS Benefit Restoration Plan benefit until participant has reached retirement eligibility under the EDS Retirement Plan.

Employment Agreements

   Effective July 1, 2000, the Company entered into a new employment agreement (the "Mazzola Agreement") with then-President and Chief Executive Officer, John J. Mazzola. The term of the agreement extends from July 1, 2000 until March 31, 2003. Mr. Mazzola resigned as President and Chief Executive Officer and as a director of the Company on July 12, 2000. Until March 31, 2001, Mr. Mazzola remained employed in a senior executive position at the Company and was paid at his then-current annual base salary rate of $340,000. After March 31, 2001 and for the remaining term of the Mazzola Agreement, Mr. Mazzola will remain an employee of the Company, will continue to be indemnified by the Company pursuant to a June 17, 1998 agreement with the Company, and will be paid a base salary of $170,000 annually for his work on projects as specified by the new President and CEO or the Board of Directors. He also was awarded the option to purchase 50,000 shares of the Company's Class A common shares in addition to the 265,000 options previously granted. Additionally, Mr. Mazzola will continue to vest the 3,600 EDS common restricted stock units awarded under certain EDS stock plans and scheduled for vesting in years 2001, 2002, and 2003. In accordance with the Mazzola Agreement, the Compensation Committee awarded Mr. Mazzola a 2000 bonus of $296,000. Mr. Mazzola will not be eligible for further bonuses or stock options unless otherwise determined by the Compensation Committee. Finally, the Mazzola Agreement includes non-competition and non-solicitation obligations which cover the period of Mr. Mazzola's continued employment and for two years thereafter. The Mazzola Agreement may be terminated by the Company for "Cause" (as defined in the Mazzola Agreement) or by Mr. Mazzola voluntarily. In such termination situations, Mr. Mazzola will not receive the unconveyed compensation and consideration noted above. However, if the Company terminates him without cause prior to March 31, 2003, he will continue to receive the entitlements noted above.

   Effective July 15, 2000, following Mr. Affuso's election as President and Chief Executive Officer, Mr. Affuso executed a new employment agreement (the "Affuso Agreement"). The Affuso Agreement initial term expires on January 21, 2002 (co-terminus with most other existing executive employment agreements), and automatically renews for successive one-year terms unless either party provides appropriate written notice of cancellation of the agreement in advance of its expiration. The Affuso Agreement may be terminated by the Company with or without "Cause" (as defined in the Affuso Agreement); however, the Company will be obligated to pay severance entitlements as summarized below if the Company terminates him without Cause. Similarly, Mr. Affuso may terminate the agreement voluntarily with notice or for "Good Reason" (as defined in the Affuso Agreement). Mr. Affuso will be entitled to the severance benefits noted below if he terminates for Good Reason. The Affuso Agreement provides for a minimum annual base salary of $380,000 subject to increases or reductions by the Compensation Committee and annual performance bonuses and long-term incentives as determined by the Compensation Committee. He also continues to vest in the EDS common restricted stock units awarded under certain EDS stock plans. If Mr. Affuso terminates his employment with the Company for "Good Reason" or if the Company terminates Mr. Affuso for other than "Cause", Mr. Affuso would be entitled to receive a severance payment equal to one year of his then-current base salary and bonus target (or 1.25 times the previous year's bonus target if at the time of termination, a bonus target had not yet been determined) and will receive continued vesting of unvested Company stock options and EDS stock plan awards. He would also receive other benefits including cash payments for continuation of health and welfare benefits and reimbursement of certain relocation and outplacement expenses. If Mr. Affuso is terminated as a result of a Change of Control (as defined in the Affuso Agreement), in addition to the other termination benefits noted immediately above, he would be entitled to receive a severance payment equal to two times his then-current annual base salary plus bonus, as opposed to one times these amounts for a non-Change of Control termination. Any severance payments due and owing under the Affuso Agreement are capped at the excess "parachute" limit as set forth in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. The Affuso Agreement additionally provides that Mr. Affuso is subject to certain non-competition and non-solicitation provisions during his employment and for a period of one year thereafter.

   The Company entered into Personal Services Agreements ("PSA") with Messrs. Barnett, Davidson, Duncan and Kruse in January 2000. The PSAs have two-year terms, subject to automatic one year renewals unless the executive or the Company provides appropriate written notice prior to the expiration or renewal date. The PSAs for the named executives provide for minimum base salaries as follows: Mr. Barnett, $200,000; Mr. Davidson $185,000; Mr. Duncan $210,000; and Mr. Kruse $205,000. Salaries are subject to increases and reductions of the amounts specified in the PSAs, as determined by the Compensation Committee. The agreements also provide for performance bonuses and long-term incentives as determined by the Compensation Committee. The PSAs state that outstanding awards under EDS stock plans continue to vest as long as such individuals remain employees of UGS. If an executive terminates his employment for "Good Reason" (as defined in the PSAs) or UGS terminates the executive without "Cause" (as defined in the PSAs), then such executive will be entitled to receive the equivalent of one year of his then-annual salary plus his then-current bonus target (or 1.25 times the previous year's bonus target if at the time of termination a bonus target had not yet been determined). In addition, the executive would be entitled to cash payments to cover certain health and welfare benefits, relocation expenses, and outplacement services. In a Change of Control situation (as defined in the PSAs), if the executive were to terminate his employment for Good Reason or if UGS terminates the executive without Cause, then the executive would be entitled to two times his then-current annual salary plus two times his bonus target (or the previous year's bonus target if a bonus target had not been established at the time of the executive's termination). The executive also would be entitled to the same other benefits as set forth above with respect to the executive's termination in a non-Change of Control situation. Under the PSAs, the Company's obligation to make termination payments is limited to an amount less than the excess "parachute" payment limit as set forth in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. The PSAs also include non-competition and non-solicitation obligations which cover the period of employment and one year thereafter.

                            AUDIT COMMITTEE MATTERS

Report of Audit Committee

   The Audit Committee of the Board of Directors ("Committee") is composed of three independent directors. The members of the Committee are Dr. Leo J. Thomas, Chairman, J. Davis Hamlin, and William P. Weber. All members of the Audit Committee are "independent" in accordance with the New York Stock Exchange Listing Standards. The Audit Committee operates under a written Charter first adopted by the Board in 1998. The Charter has been reviewed and updated periodically, and the current version of the Charter, as updated by the Board of Directors effective February 20, 2001, is attached as Exhibit A to this Proxy Statement.

   Responsibilities of the Committee include: recommending to the Board the accounting firm to be engaged as the Company's external accountant and auditor; overseeing the Company's financial reporting and disclosure of information essential to a fair reporting of the Company's financial affairs; planning for and reviewing the external auditor's report from its annual audit of the Company's financial statements; reviewing changes in the Company's accounting practices, principles, controls or methodologies; reviewing the adequacy of the Company's internal accounting and audit functions and controls; and establishing and reviewing the Company's corporate and ethical compliance program.

   During fiscal year 2000, the Committee met seven times in person or by teleconference. The Committee reviewed the Company's audited financial statements and met with management, as well as with KPMG LLP, the Company's external auditor, to discuss the financial statements. The Committee discussed with KPMG LLP the matters required to be discussed by SAS No. 61 (Communication with Audit Committees) and the independence of KPMG LLP. In addition, KPMG LLP provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in Unigraphics Solutions Inc.'s Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Dr. Leo J. Thomas, Chairman
                                          J. Davis Hamlin
                                          William P. Weber

Other Audit Committee Matters

   Audit Fees. The aggregate fees billed by KPMG for professional services for the audit of annual financial statements for fiscal year 2000 and reviews of the financial statements included in the Company's Form 10-Qs for that fiscal year were $524,250.

   Financial Information Systems Design and Implementation Fees. In fiscal year 2000, KPMG did not provide professional services related to financial information systems design and implementation.

   KPMG Other Non-Audit Service Fees. KPMG provided other non-audit services to the Company primarily related to certain foreign country statutory audits not required for the audit opinion, expatriate tax services, review of the business and security processes within the Company's information systems, and acquisitions. In fiscal year 2000, the fees for such services totaled $1,023,225.

   The Audit Committee has reviewed services and fees associated with the provision of other non-audit services by KPMG to the Company, and the Committee does not consider the provision of such additional services to have been incompatible with maintaining the KPMG's independence.

                RELATIONSHIP WITH EDS AND CERTAIN TRANSACTIONS

   The Company was formed on October 2, 1997 and, pursuant to the Reorganization, became the successor to the Unigraphics MCAD business of EDS effective as of January 1, 1998. In connection with the Reorganization and subsequent initial public offering, the Company entered into the agreements with EDS described below.

   Intercompany Agreement. At the time of the Reorganization, the Company and EDS entered into an Intercompany Agreement (the "Intercompany Agreement") pursuant to which each party indemnified the other for certain obligations relating to the Reorganization. Pursuant to that agreement, the Company indemnified EDS for liabilities assumed in the Reorganization and against third party claims asserted against EDS as a result of EDS' prior ownership of assets or operation of businesses contributed to the Company and for losses arising from or in connection with the Company's lease of property from EDS. In exchange, EDS indemnified the Company for specified liabilities retained by it in the Reorganization, against third party claims against the Company relating to EDS' businesses and asserted against the Company as a result of the ownership or possession by EDS prior to the Reorganization of any asset contributed to the Company in the Reorganization.

   Management Services Agreement. The Company and EDS have entered into a Management Services Agreement dated January 1, 1998 (the "Management Services Agreement") pursuant to which EDS performs various management services for the Company, including treasury, risk management, tax and similar administrative services. The Company paid EDS approximately $4.6 million for such services in 2000. This agreement provides for the payments of fees to EDS for such services, either on a fixed price or usage basis, which fees are generally designed to approximate EDS' cost of providing the services, as well as a fixed fee equal to 0.5% of the Company's total revenues up to a maximum fee of $2.5 million. The Management Services Agreement will expire on December 31, 2002 unless terminated earlier by either party if EDS and the Company are no longer under common control. Except for certain tax and treasury management services relating to consolidated operations or corporate policy of EDS, which the Company is required to purchase during the term of the Management Services Agreement, the Company or EDS may terminate any service with prior notice of not less than five months.

   Tax Sharing Agreement. The Company and EDS have entered into a Tax Sharing Agreement dated January 1, 1998 (the "Tax Sharing Agreement") which provides for the allocation of tax liabilities for the tax periods during which the Company is included in the consolidated federal, state and local income tax returns filed by EDS. In addition, the Tax Sharing Agreement sets out certain benefits and obligations of the Company and EDS for tax matters relating to periods before the Reorganization and for certain benefits and obligations that would affect the Company or EDS in the future if the Company ceased to be a member of EDS' consolidated group for federal income tax purposes. The Tax Sharing Agreement generally requires the Company to pay to EDS the amount of federal, state and local income taxes that the Company would have been required to pay had it and its subsidiaries filed their own tax return or returns and not been included in the EDS consolidated group. The Company is jointly and severally liable for the federal income tax of EDS and the other companies included in the consolidated return for all periods in which the Company is included in the EDS consolidated group. EDS has agreed, however, to indemnify the Company for any liability for taxes reported or required to be reported on a consolidated return. Except for certain items specified in the Tax Sharing Agreement, EDS generally retains any potential tax benefit carry forwards, and remains obligated to pay all taxes, attributable to periods before the Reorganization.

   Intercompany Credit Agreements. The Company and EDS are parties to domestic and foreign Intercompany Credit Agreements dated January 1, 1998 (the "Intercompany Credit Agreements") pursuant to which the Company is required to borrow from EDS, and EDS is required to lend to the Company, amounts required by the Company to fund its daily cash requirements. The maximum amount that the Company may borrow at any time from EDS under the Intercompany Credit Agreements, as amended on September 1, 2000, is $250 million. As of December 31, 2001, the amount outstanding under the Intercompany Credit Agreements was $208.3 million The Intercompany Credit Agreements were amended to provide for financing of the Engineering Animation, Inc. acquisition by the Company. The $250 million limit will be reduced, up to a maximum reduction of $180 million, on a dollar-for-dollar basis by the amount of any term loan facility (including any term loan facility with EDS or its affiliates) which the Company may obtain to refinance amounts outstanding thereunder, the terms of which, in the aggregate, are no less favorable to UGS (taking into account both the term of any such facility as well as the interest rate). Also, under the Intercompany Credit Agreements, the Company is required to lend to EDS all excess cash of the Company. The interest rate to be charged to the Company is the sum of the one-month London Interbank Offered Rate plus 0.5%. The interest rate to be charged to EDS is the one-month London Interbank Bid Rate minus 0.5%. On any business day that the Company has excess cash available, it must use that cash to repay any outstanding loans it has under the Intercompany Credit Agreements or make an advance to EDS if no loans are outstanding. The Intercompany Credit Agreements will terminate on December 31, 2002, unless earlier terminated at the election of one of the parties upon the occurrence of certain events, including the termination of the Management Services Agreement or the cessation of EDS' beneficial ownership of 50% or more of the capital stock of the Company. The net interest paid to EDS under the Intercompany Credit Agreements was $5.7 million in 2000. Total 2000 borrowings under the Intercompany Credit Agreements were approximately $205 million.

   GM Subcontract. In connection with the split-off of EDS from General Motors Corporation ("GM") in June 1996, EDS entered into a Master Service Agreement (the "EDS/GM MSA") and certain related agreements pursuant to which EDS serves as GM's principal supplier of information technology on a worldwide basis for an initial term of 10 years. The EDS/GM MSA serves as the framework for the negotiation and operation of service agreements between GM and EDS related to certain "in scope" services (as defined in the EDS/GM MSA). EDS and GM entered into a Unigraphics Software Corporate License Agreement, effective as of July 1, 1996 (the "EDS/GM Site License Agreement"), which provided for the sale to GM of a perpetual license of up to 10,000 seats of Unigraphics and iMAN software and the provision of three years of maintenance services for such products. These products and services are "in scope" services under the EDS/GM MSA. The EDS/GM Site License Agreement was renegotiated between GM and UGS, only, for an additional three year term commencing on July 1, 1999. EDS and the Company also entered into a Memorandum of Understanding, effective January 1, 1998 (the "GM Subcontract"), pursuant to which the Company received all revenues and performed EDS' obligations under the EDS/GM Site License Agreement and agreed to cooperate with EDS in providing additional products and services to GM under the EDS/GM MSA. The EDS/GM Site License Agreement portion of the GM Subcontract expired on July 1, 1999. Approximately 14% of the Company's 2000 revenues was attributable to products and services provided to GM.

   Registration Rights Agreement. In connection with the Company's initial public offering, it entered into a Registration Rights Agreement with EDS (the "Registration Rights Agreement") pursuant to which EDS may demand registration under the Securities Act of 1933 of shares of the Company's capital stock held by EDS at any time. So long as EDS owns capital stock of the Company representing more than 20% of the total voting power of all classes of stock of the Company outstanding, EDS may exercise this "demand registration" at any time and on an unlimited number of occasions. Transferees of EDS (and EDS upon a reduction in its ownership to less than 20% of the voting power) may only exercise this demand registration right three times. If EDS owns less than 50% of the total voting power of all classes of stock of the Company outstanding, the Company may postpone a demand registration under certain customary circumstances. In addition, at any time prior to the tenth anniversary of the date of the Registration Rights Agreement, EDS may request the Company to include shares of the Company's capital stock held by it in any registration proposed by the Company of such capital stock under the Securities Act of 1933. The Registration Rights Agreement contains provisions regarding the pro rata payment of expenses by the Company and EDS and regarding mutual indemnification agreements for certain securities laws violations.

   Sublease Agreements. At the time of the Reorganization, the Company entered into sublease agreements with EDS covering substantially all of the real property occupied by the Company at the time of the Reorganization. The terms of such sublease agreements incorporate the financial and other material terms of EDS' lease agreements for the subject property (other than the sublease for the Company's St. Louis facility for which the rental rate charged to the Company was reduced to reflect then-current market rates). The Company paid to EDS annual aggregate rental payments of approximately $4.3 million in 2000 in respect of all real property leased or subleased from EDS.

            PROPOSAL 2: APPROVAL OF THE UNIGRAPHICS SOLUTIONS INC.
                              2001 INCENTIVE PLAN

   The Board of Directors has adopted the Unigraphics Solutions Inc. 2001 Incentive Plan (the "2001 Incentive Plan") and has directed that the 2001 Incentive Plan be submitted to the stockholders for approval. The 2001 Incentive Plan will become effective only if the stockholders approve the plan at the Meeting, or any adjournment or postponement of the Meeting. The 2001 Incentive Plan is substantially the same in form as the 2000 Incentive Plan, with the primary difference being the amount of stock awards authorized under the plans (4.5 million under the 2001 Incentive Plan and 3.0 million under the 2000 Incentive Plan). The purpose of the 2001 Incentive Plan is to attract and retain employees of the Company and its subsidiaries, to attract and retain qualified directors, and to encourage their sense of proprietorship. The 2001 Incentive Plan provides the Company the opportunity to reward eligible employees and non-employee directors with Class A Common Stock, $.01 par value per share, of the Company ("Common Stock") through various types of incentive awards. If stockholder approval is not obtained at the Meeting, the 2001 Incentive Plan will be void and of no effect. EDS has indicated to the Company that it intends to vote its shares for approval of the 2001 Incentive Plan.

Summary of the 2001 Incentive Plan

   The full text of the 2001 Incentive Plan is set forth in Exhibit B to this Proxy Statement. The following summary of the material features of the 2001 Incentive Plan is qualified in its entirety by reference to the text of the 2001 Incentive Plan.

   The 2001 Incentive Plan, as it applies to participants who are employees but not with respect to non-employee directors, will be administered by the Compensation Committee of the Board of Directors (the "Committee"). A total of 4,500,000 shares of Common Stock have been reserved for purchase under the 2001 Incentive Plan, of which a total of 100,000 shares may be issued to non-employee directors. These shares of Common Stock may be shares acquired by the Company in an open market or privately negotiated transactions, previously acquired treasury shares, or authorized but unissued shares. Shares covered by awards that are forfeited or terminated, expire unexercised, settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by the award are not used or exchanged for non-stock awards, will again be available for awards. As of March 20, 2001, 87,976 additional shares remained available for future awards under the Company's existing stock option plans, along with any of the 4,896,017 previously awarded options which might terminate, expire or be surrendered without being exercised in full.

   The Committee is responsible for the administration of the 2001 Incentive Plan for employees and has the authority to administer the 2001 Incentive Plan and take all actions contemplated thereby and to interpret the 2001 Incentive Plan and adopt such rules and regulations as it deems necessary or proper. The Committee may in its discretion: (i) provide for the extension of the exercisability of an employee award, (ii) accelerate the vesting or exercisability of the employee award, (iii) eliminate or make less restrictive any restrictions contained in an employee award, (iv) waive any restriction or other provision of this plan or an employee award or (v) otherwise amend or modify an employee award in any manner that is either not adverse to the participant to whom such employee award was granted or consented to by such participant. The Committee may adopt subplans to the extent it deems necessary or advisable to comply with any foreign laws. Except with respect to awards to certain senior executives, the Committee is permitted to delegate its duties to the Chairman of the Board of Directors or to other senior officers of the Company.

   The Board of Directors or the Committee may amend or terminate the 2001 Incentive Plan at any time, provided that no amendment may adversely change any award previously granted under the 2001 Incentive Plan, unless such amendment or termination is consented to by the affected participant. However, stockholder approval will be required for any amendment, if required by any applicable law or rule. Notwithstanding the foregoing, the Committee is authorized to amend the 2001 Incentive Plan, or to create subplans thereunder, to the extent deemed necessary or advisable to comply with the law of foreign jurisdictions.

   All employees of the Company and its subsidiaries who hold positions of responsibility and whose performance in the judgment of the Committee can have a significant effect on the success of the Company and its subsidiaries, or whose services to the Company can be better recruited or retained through participation in the 2001 Incentive Plan are eligible for awards under the 2001 Incentive Plan. Directors who are not employees of the Company, its subsidiaries or corporations of which the Company is a subsidiary (each a "non-employee director") are also eligible to receive automatic or elective awards under the 2001 Incentive Plan. The Company is unable to determine the number of individuals who are likely to participate in the 2001 Incentive Plan; however, over 1,000 employees and directors participate in the Company's existing employee award plans.

   Non-qualified options ("NQOs"), incentive stock options ("ISOs"), restricted stock, stock appreciation rights ("SARs"), cash awards, stock awards and performance awards may be granted under the 2001 Incentive Plan. Employee awards may be granted singly, in combination or in tandem. Employee awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this plan or any other employee plan of the Company or its subsidiaries, including the plan of any acquired entity; provided that no option may be issued in exchange for the cancellation of an option with a lower exercise price. An employee award may provide for the grant or issuance of additional, replacement or alternative employee awards upon the occurrence of specified events, including the exercise of the original employee award granted to a participant.

   Payment of employee awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. With the approval of the Committee, payments in respect of Employee awards may be deferred, either in the form of installments or a future lump-sum payment. Rights to dividends or dividend equivalents may be extended to and made part of any employee award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for employee awards consisting of shares of Common Stock or units denominated in shares of Common Stock. At the discretion of the Committee, a participant who is an employee may be offered an election to substitute an employee award for another employee award of the same or different type.

   The exercise price per share of a NQO or ISO may not be less than the fair market value of the Common Stock at the time the award is granted, although the exercise price of an NQO may be higher than fair market value. The fair market value of the Common Stock is generally the mean between the highest and lowest sales price of the Common Stock on The New York Stock Exchange on the date of grant. On March 20, 2001, the average of the highest and lowest sales price of the Common Stock on the New York Stock Exchange was $18.9600 per share. In order to obtain the shares, a participant must pay the full exercise of the award to the Company at the time of exercise, together with an amount equal to any taxes required to be withheld in connection with such exercise. The exercise price may be paid in any combination of cash and/or Common Stock or another award, valued at the fair market value of such shares on the date of exercise. The Committee will determine acceptable methods for participants who are employees to tender Common Stock or other awards, provided any stock must have been held for six months. The Committee may also establish procedures to permit the exercise of awards by use of proceeds to be received from the sale of Common Stock issuable pursuant to the award. The Committee may provide for procedures to permit the exercise or purchase of such awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an employee award. Unless otherwise provided in the applicable award agreement, in the event shares of restricted stock are tendered as consideration for the exercise of an award, a number of the shares issued upon the exercise of the award, equal to the number of shares of restricted stock used as consideration therefore, will be subject to the same restrictions as the restricted stock so submitted as well as any additional restrictions that may be imposed by the Committee.

   Performance awards will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such performance goals may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

   The Company has the right to deduct applicable taxes from any employee award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock owned by the holder of the employee award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares will be valued based on the fair market value on the day when tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a participant who is an employee to permit the payment of taxes required by law.

   No employee may be granted an award during any one year period which consists of: (i) NQOs, ISOs or SARs which are exercisable for more than 300,000 shares of Common Stock; (ii) awards, other than NQOs, ISOs or SARs, which are exercisable for, or payable in, more than 100,000 shares of Common Stock; or (iii) other kinds of awards having a value on the grant date in excess of $4,000,000.

   Except as permitted by the Committee and provided in the award agreement, no award constituting a derivative security may be assigned or transferred except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order.

   On the date of his or her initial election to the Board of Directors, each non-employee director (as defined above) of the Company will be automatically granted an NQO that provides for the purchase in aggregate under the 2001 Incentive Plan, or any other stock plan of the Company then in effect, of 5,000 shares of Common Stock. In addition, each year, each non-employee director will automatically be granted an NQO that provides for the purchase, in aggregate under this plan, or any other stock plan, of the Company then in effect, of 5,000 shares, or a fraction thereof as applicable, of Common Stock. In the event that a non-employee director is elected otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such non-employee director will automatically be granted an NQO that provides for the purchase of a number of shares of Common Stock, in aggregate under the 2001 Incentive Plan, or any other stock plan of the Company then in effect, equal to the product of (i) 5,000 and (ii) a fraction, the numerator of which is the number of days between the election of such director and the next scheduled annual director award date (or, if no such date has been scheduled, the first anniversary of the immediately preceding annual director award date) and the denominator of which is 365.

   The term of the awards granted to non-employee directors will be for a period of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a non-employee director. The purchase price of each share subject to a director option will be the fair market value on the date of grant. All awards granted to non-employee directors will become vested in increments of one-third of the total number of shares of Common Stock that are subject thereto on the first, second and third anniversaries of the date of grant. All unvested awards granted to a non-employee director will be forfeited if the non-employee director resigns from the Board without the consent of a majority of the other directors.

   In addition, a non-employee director may make an annual election to receive, in lieu of all or any portion of the director's fees he would otherwise be entitled to receive in cash during the next year (including annual retainer and meeting fees), an award that provides for the purchase of a number of shares of Common Stock, in aggregate under this plan and any other stock plan of the Company then in effect, equal to the product of (x) three times (y) a fraction, the numerator of which is equal to the dollar amount of fees the non-employee director elects to forego in the next year in exchange for the award and the denominator of which is equal to the fair market value of the Common Stock on the effective date of this election.

   In the event of any subdivision or consolidation of the outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the 2001 Incentive Plan, (ii) the number of shares of Common Stock covered by outstanding awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such awards,
(iv) the appropriate fair market value and other price determinations for such awards, (v) the number of shares of Common Stock covered by director options automatically granted pursuant to the 2001 Incentive Plan, and (vi) the limitations on the number of stock-based awards that may be made to any employee under the 2001 Incentive Plan, shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property, the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such awards, (iii) the appropriate fair market value and other price determinations for such awards,
(iv) the number of shares of Common Stock covered by director options automatically granted pursuant to the 2001 Incentive Plan, and (v) the limitations on the number of stock-based awards that may be made to any employee under the 2001 Incentive Plan, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments are only as are necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of the awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee is authorized to issue or assume awards by means of a substitution of new awards, as appropriate, for previously issued awards or an assumption of previously issued awards as part of such adjustment.

   The benefits or amounts that will be received by or allocated to participants, other than non-employee directors, are not presently determinable. The Committee will have discretion as to the timing, terms and amount of awards.

Federal Income Tax Consequences

   Participants will not realize any income at the time an NQO or SAR is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of an NQO, a participant will recognize ordinary income (whether the exercise price is paid in cash or by the surrender of previously-owned Common Stock), in an amount equal to the difference between the exercise price and the fair market value of the shares to which the NQO pertains. Upon the exercise of an SAR, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the price specified in the award agreement. In the discretion of the Committee, the participant may authorize the Company to withhold shares of stock to satisfy the participant's tax withholding liability incurred on exercise of the award. The Company will be entitled to a tax deduction in an amount of ordinary income realized by the participant.

   ISOs are intended to qualify for favorable Federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A participant will not realize any income, nor will the Company be entitled to a deduction, at the time an ISO is granted. If a participant does not dispose of the shares acquired on the exercise of an ISO within one year after the transfer of such shares to him or within two years from the date the ISO was granted to him, for Federal income tax purposes: (a) the participant will not recognize any income at the time of exercise of his ISO; (b) the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the exercise price and the amount realized upon the sale of the shares by the participant will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an ISO. Except in the case of a disposition following the death of a participant and certain other very limited exceptions, if the stock acquired pursuant to an ISO is not held for the minimum periods described above, the excess of the fair market value of the stock at the time of exercise over the amount paid for the stock generally will be taxed as ordinary income to the participant in the year of disposition. The Company is entitled to a deduction for Federal income tax purposes at the time and in the amount of which income is taxed to the participant as ordinary income by reason of the sale of stock acquired upon the exercise of an ISO.

   Participants receiving cash awards or performance awards payable in cash will recognize income upon receipt of the cash or, if earlier, at the time such cash is otherwise made available to the participants. Participants receiving stock awards or performance awards payable in stock will recognize ordinary income, equal to the fair market value of the Common Stock received, upon receipt of the Common Stock or, if earlier, at the time such Common Stock is otherwise made available to the participants. If, in payment of a stock award or performance award payable in stock, participants receive restricted stock so that it is not transferable and is subject to a substantial risk of forfeiture when received, the participants will recognize ordinary income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participants make an election to be taxed on the fair market value of the Common Stock when the restricted stock is received. The Company is entitled to a deduction for Federal income tax purposes at the time and in the amount of which income is taxed to the participant as ordinary income.

   With certain exceptions, Section 162(m) of the Code limits the deduction to the Company for compensation paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the Company's taxable year. However, compensation paid to such individuals will not be subject to such deduction limit if it is considered "qualified performance-based compensation" (within the meaning of Section 162(m)). The Company has structured the 2001 Incentive Plan with the intention that compensation resulting from awards granted under the 2001 Incentive Plan will be so qualified and deductible without regard to the limitations otherwise imposed by Section 162(m), provided that the exercise price of NQOs or SARs is at least equal to the fair market value of the Common Stock on the date of grant of such awards.

   Under certain circumstances, accelerated vesting or exercise of awards granted to the 2001 Incentive Plan participants in connection with a "Change of Control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute provisions of Section 280G of the Code. To the extent it is so considered, the 2001 Incentive Plan participant would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

   Under current tax law, long-term capital gain will be taxable at a maximum federal rate of 20% (18% for certain assets held for more than five years and acquired after December 31, 2000), and short-term capital gain and ordinary income will be taxable at a maximum federal rate of 39.6%. However, the effective rate may be higher due to the phase-out of the deduction for personal exemptions and otherwise deductible expenses if adjusted gross income exceeds certain levels. Phase-outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

                                    *  *  *

   Approval of this proposal requires an affirmative vote of a majority of the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Accordingly, abstentions will have the effect of votes against these proposals and broker non-votes will be disregarded.

   The Board of Directors recommends a vote FOR the approval of the Unigraphics Solutions Inc. 2001 Incentive Plan.

                             INDEPENDENT AUDITORS

   KPMG LLP was the auditor for the fiscal year ended December 31, 2000, and the Audit Committee intends to select KPMG LLP as auditor for the year ending December 31, 2001. A representative of KPMG LLP will be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Under SEC rules, stockholder proposals intended to be presented at the 2002 Annual Meeting and included in the proxy materials for that meeting must be received no later than December 7, 2001. Proposals may be mailed to the Secretary of UGS, 10824 Hope Street, Cypress, California 90630. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

   UGS Bylaws provide for certain procedures which stockholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. Generally, the stockholder must notify the Secretary of UGS of the nomination or proposal not less than 90 days nor more than 120 days before the first anniversary of the previous years' annual meeting or between January 16, 2002 and February 15, 2002 for the 2002 annual meeting (or, in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, not earlier than the 120th day prior to such meeting and not later than the later of (x) the 90th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the 10th day after such public announcement is first made by the Company. Under the Bylaws, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the 120th day before such meeting and not later than the later of (x) the 90th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made. In the case of special meetings of stockholders, only such business as is set forth in the notice of meeting may be conducted. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

   Stockholders submitting proposals or nominations must be entitled to vote at the meeting and be holders of record at the time they furnish notice to the Company. The notice must be delivered to the Secretary at our principal executive offices and include the name and address of the stockholder and of any beneficial owner, if any, on whose behalf the proposal or nomination is made, and the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner. If the notice relates to a nomination for director, it must also set forth all information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules (including the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a director, if elected). Notice of an item of business is also required to include a description of the proposed business, the reason for conducting the proposed business at the annual meeting and any material interest in such business of such stockholder and any beneficial owner, if any, on whose behalf the proposal is made. Copies of the Company's Bylaws are available from the Secretary of UGS.

   The foregoing requirements do not apply to EDS or its affiliates prior to the date EDS ceases to be the beneficial owner of at least a majority of the voting power of the voting stock of the Company then outstanding. These Bylaw requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                                   Form 10-K

   A copy of UGS' Annual Report on Form 10-K as filed with the SEC is included with this Proxy Statement. UGS will provide an additional copy of the Form 10-K to any stockholder upon written request to UGS Investor Relations, 10824 Hope Street, Cypress, California 90630.

                                          By order of the Board of Directors,


                                          J. Randall Walti
                                          Vice President, General Counsel and
                                           Secretary

April 6, 2001

                                                                      EXHIBIT A

                            AUDIT COMMITTEE CHARTER
    (a Board committee established and delegated authority by the Board of
                                  Directors)

I. RESPONSIBILITIES

   The Audit Committee will serve as the focal point for communication between the Board of Directors, the Company's independent accountants (the "External Auditors") and management regarding the financial reporting standards, practices and controls of the Company.

   It is the function of the Audit Committee to assure itself and the Board of Directors of the integrity of the Company's financial information and the adequacy of public disclosure with respect thereto. In addition to carrying out its specific duties as set out herein, the Audit Committee may be requested by the Board of Directors to investigate any activity of the Company. The Audit Committee shall also have the power and authority to form subcommittees of its members or councils comprised of Company employees, any such subcommittee or council to have the duties and responsibilities as authorized by and delegated to it by the Audit Committee. Additionally, the Audit Committee shall have the power and authority to authorize and delegate matters directly to Company employees, any such employee or employees to have the duties and responsibilities as authorized and delegated to such employee or employees by the Audit Committee. The Audit Committee shall have the power and authority to appoint, remove or replace the members of any such subcommittee or council and/or of any employee or employees that have been delegated responsibilities and authority by the Audit Committee.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

   Each member of the Committee shall be appointed by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least four times annually (either telephonically or in person), or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.A. below.

IV. SPECIFIC DUTIES/ACTIVITIES

   The Audit Committee is to:

 A. GENERAL

  . Have primary oversight responsibility concerning the Company's financial reporting, with particular emphasis on the quality of the Company's earnings and financial condition, and the adequacy of disclosure of information essential to a fair presentation of the Company's financial affairs.

  . Serve as a channel of communication between the External Auditors and the Board of Directors and between the senior internal auditing executive and the Board of Directors.

  . Examine recent and prospective accounting standards.

  . Consult with and retain such advisors and consultants as the Audit
    Committee deems necessary, including without limitation, legal counsel, who may be counsel to the Company.

  . Evaluate and consider whether or not the External Auditors and the internal audit staff are functioning effectively within their professional standards and that best practices are being pursued.

  . Review with the Company's financial management and the external auditors financial statements to be included in the Company's Annual Report on Form 10-K's and consider with the external auditors the matters required to be discussed by the auditing standards prior to filing with the SEC.

  . Confer, from time to time, privately and separately, with the External
    Auditors and the internal audit staff, as appropriate.

  . Annually review this charter and recommend charter changes to the Board of Directors for their approval.

  . Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

 B. EXTERNAL AUDITORS/AUDIT

  . Review (at least annually) with the External Auditors the scope and the cost of proposed audit and non-audit services and staff qualification. Such review should include changes, if any, planned or anticipated to occur during the upcoming fiscal year in the Company's accounting principles, practices, or policies.

  . Ensure that the outside auditor submit on a periodic basis to the Audit
    Committee a formal written statement delineating all relationships between the auditor and the Company and that the Audit Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action to ensure the independence of the outside auditor.

  . Consider the compatibility of non-audit services with the external auditor's independence.

  . Prior to the conduct of the annual audit, confer with the External
    Auditors about the factors considered in determining the scope of the audit.

  . Review with the External Auditors and the internal audit staff, the results of the audit, any recommendations resulting therefrom and the status of management's actions for implementing the recommendations.

  . Make recommendations to the Board of Directors with respect to matters brought to the Audit Committee's attention by the External Auditors or internal staff or otherwise arising in the course of the performance of committee responsibilities.

 C. INTERNAL AUDIT/CONTROLS

  . Consider the quality and adequacy of internal financial controls and structure in order to provide reasonable assurance that the Company's publicly reported financial statements are presented fairly in conformity with general accepted accounting principles and to provide reasonable assurance of the safeguarding of Company assets and reliable management financial reporting.

  . Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

  . Meet periodically with internal audit staff to review the Company's major financial risk exposures.

  . Review the adequacy of the internal audit staff's size, charter, experience, and practices.

  . Review with internal staff any changes in accounting principles significantly affecting the Company.

 D. ETHICAL COMPLIANCE, LEGAL COMPLIANCE, OTHER MATTERS

  . Periodically, review with Company's counsel, legal compliance matters including corporate securities trading practices.

  . Periodically, review, with Company's counsel, any other legal matter including the status of pending litigation.

  . Periodically review programs established to monitor compliance with the Company's Code of Conduct and the Company's response to questionable ethical conduct.

  . Formally review the Company's response to any allegations of misconduct by members of senior management.

  . Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      EXHIBIT B

                          UNIGRAPHICS SOLUTIONS INC.
                              2001 INCENTIVE PLAN

   1. Plan. This Unigraphics Solutions Inc. 2001 Incentive Plan (the "Plan") has been adopted by Unigraphics Solutions Inc., a Delaware corporation (the "Company"), to be effective as of the Effective Date stated below for the purpose stated in paragraph 2 below.

   2. Objectives. This Plan is designed to attract and retain key Employees (as hereinafter defined), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

   3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     "Annual Director Award Date" means, for each year beginning with the year that includes the Effective Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

     "Authorized Officer" means the Chairman of the Board of the Company or the President of the Company (or any other senior officer of the Company to whom the Chairman of the Board or the President shall delegate the authority to execute any Award Agreement).

     "Award" means an Employee Award or a Director Award.

     "Award Agreement" means any Employee Award Agreement or Director Award Agreement.

     "Board" means the Board of Directors of the Company.

     "Cash Award" means an award denominated in cash.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

     "Director" means an individual serving as a member of the Board.

     "Director Award" means the grant of a Director Option.

     "Director Award Agreement" means a written agreement between the Company and a Participant who is a Non-employee Director setting forth the terms, conditions and limitations applicable to a Director Award.

     "Director Options" means Nonqualified Options granted to Non-employee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9 hereof.

     "Disability" means, with respect to a Non-employee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

     "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

     "Effective Date" means May 16, 2001.

     "Employee" means an employee of the Company or any of its Subsidiaries or any corporation which directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of the Company which have the right to vote generally on matters submitted to a vote of the stockholders of the Company.

     "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" of a share of Common Stock means, as of any relevant date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if shares of Common Stock are not so listed or quoted but are traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

     "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

     "Non-employee Director" has the meaning set forth in paragraph 4(b) hereof.

     "Nonqualified Stock Option" means an Option that is not an Incentive
  Option.

     "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

     "Participant" means an Employee or Director to whom an Award has been made under this Plan.

     "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals.

     "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

     "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

     "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

     "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

     "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

     "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and
  (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profit interests (whether in the form of partnership interests, membership interests or otherwise).

   4. Eligibility.

   (a) Employees. Employees eligible for Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries, or whose services to the Company can, in the Committee's sole determination, be better recruited or retained through participation in the Plan.

   (b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries or any corporation which directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of the Company which have the right to vote generally on matters submitted to a vote of the stockholders of the Company ("Non-employee Directors").

   5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan, granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock), an aggregate of 4,500,000 shares of Common Stock, of which an aggregate of not more than 100,000 shares shall be available for Director Awards and the remainder shall be available for Employee Awards. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

   6. Administration.

   (a) This Plan, as it applies to Participants who are Employees but not with respect to Participants who are Non-employee Directors, shall be administered by the Committee.

   (b) Subject to the provisions hereof, insofar as this Plan relates to the Employee Awards, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. Insofar as this Plan relates to Employee Awards, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee shall have full power and authority to create subplans under this Plan to the extent the Committee deems necessary or advisable to comply with the laws of any foreign country in connection with Employee Awards made to Employees who are residents of such country. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions contained in an Employee Award, waive any restriction or other provision of this Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of the Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

   (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

   7. Delegation of Authority. The Committee may delegate to the Chairman of the Board and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

   8. Employee Awards.

   (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that no Option may be issued in exchange for the cancellation of an Option with a lower exercise price. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

     (i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than, but may exceed, the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

     (ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

     (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

     (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

     (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations (S) 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

   (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

     (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 300,000 shares of Common Stock;

     (ii) no Participant may be granted, during any one-year period, Employee Awards consisting of shares of Common Stock or units denominated in such shares (other than any Employee Awards consisting of Options or SARs) covering or relating to more than 100,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

     (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $4,000,000.

   9. Director Awards. Each Non-employee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

   (a) Automatic Director Options. On the date of his or her initial election to the Board, each Non-employee Director shall be automatically awarded a Director Option that provides for the purchase in aggregate under this Plan or any other stock plan of the Company then in effect of 5,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Non-employee Director shall automatically be granted a Director Option that provides for the purchase, in aggregate under this Plan or any other stock plan of the Company then in effect, of 5,000 shares of Common Stock. In the event that a Non-employee Director is elected after the Effective Date otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such Non-employee Director shall automatically be granted a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number), in aggregate under this Plan or any other stock plan of the Company then in effect, equal to the product of (i) 5,000 and (ii) a fraction, the numerator of which is the number of days between the election of such Non-employee Director and the next scheduled Annual Director Award Date (or, if no such date has been scheduled, the first anniversary of the immediately preceding Annual Director Award Date) and the denominator of which is 365. Each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Non-employee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall vest and become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant. All unvested Director Options shall be forfeited if the Non-employee Director resigns as a Director without the consent of a majority of the other Directors.

   (b) Elective Director Options. In addition to the Director Options automatically awarded pursuant to the immediately preceding paragraph, a Non-employee Director may make an annual election to receive, in lieu of all or any portion of the Director's fees he would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), Director Options that provide for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number), in aggregate under this Plan or any other stock plan of the Company then in effect, equal to the product of (x) three times (y) a fraction, the numerator of which is equal to the dollar amount of fees the Non-employee Director elects to forego in the next year in exchange for Director Options and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Each annual election made by a Non-employee Director pursuant to this paragraph 9(b), (i) shall take the form of a written document signed by such Non-employee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Non-employee Director elects to forego in the next year in exchange for Director Options and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Options is exempt from Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Options is to be effective. An Award of Director Options at the election of a Non-employee Director shall be effective on the next Annual Director Award Date.

   Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

 10. Payment of Awards.

   (a) General. Payment of Employee Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award is made in the form of Restricted Stock, the Employee Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

   (b) Deferral. With the approval of the Committee, payments in respect of Employee Awards may be deferred, either in the form of installments or a future lump-sum payment. The Committee may permit selected Participants to elect to defer payment of some or all types of Employee Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award, whether elected by the Participant or specified by the Employee Award Agreement or by the Committee, may be forfeited if and to the extent that the Employee Award Agreement so provides.

   (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

   (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

   11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Director Option shall be paid in full at the time of exercise in cash. The price at which shares of Common Stock may be purchased under an Option which is an Employee Award shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards; provided that any Common Stock that is or was the subject of an Employee Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

   12. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

   13. Amendment, Modification, Suspension or Termination. The Board or the Compensation Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant, and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements. Notwithstanding the foregoing, the Committee is authorized to amend this Plan to the extent it deems necessary or advisable in order for the Plan to comply, qualify or be registered under the laws of any foreign jurisdiction, subject to clauses (i) and (ii) of this paragraph 13.

   14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

  15. Adjustments.

   (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

   (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards,
(v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof, and (vi) the Stock Based Awards Limitations (as defined in paragraph 8(b) hereof) shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards,
(iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof, and (v) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of a substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

   16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

   17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

   18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its choice or conflicts of laws principles.

                           UNIGRAPHICS SOLUTIONS INC.

                          PROXY/VOTING INSTRUCTION CARD


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        UNIGRAPHICS SOLUTIONS INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 ON MAY 16, 2001

     The undersigned hereby authorizes Paul J. Chiapparone and Anthony J. Affuso, and each or any of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power to appoint his substitute, to vote as a Proxy for the undersigned at the Annual Meeting of Stockholders to be held at The Ritz-Carlton, St. Louis, 100 Carondolet Plaza, St. Louis, Missouri 63105, on May 16, 2001 at 11:00 A.M., Central Time, or any adjournment or postponement thereof, the number of Class A and Class B Common Shares which the undersigned would be entitled to vote if personally present. The Proxies shall vote subject to the directions indicated on the reverse side of this card, and Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The Proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

     This card also constitutes your voting instructions to the Vanguard Fiduciary Trust Company ("Vanguard") for shares held in the UGS 401(k) Plan ("Plan"). The undersigned hereby authorizes the trustees of the Plan to vote the shares held in the undersigned's accounts. All voting instructions from Plan participants will be kept confidential. If the Plan participant fails to sign or to return a card, the shares allocated to such participant will be voted in accordance with the pro rata participants who did provide instructions, unless such participants otherwise elect not to have his or her directions so apply.

     All instructions must be received prior to May 11, 2001 in order to be counted.


Address Change/Comments:
                        --------------------

--------------------------------------------

--------------------------------------------


(IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE       UNIGRAPHICS SOLUTIONS INC.
MARK THE BOXES FOR "COMMENTS/CHANGE OF ADDRESS"       P.O. BOX 11200
ON THE REVERSE SIDE OF THIS CARD SO THAT YOUR         NEW YORK, NY 10203-0200
COMMENTS CAN BE DIRECTED TO THE APPROPRIATE
GROUP FOR REVIEW.)

(CONTINUED, AND PLEASE SIGN ON REVERSE SIDE.)

DETACH PROXY CARD HERE

[_]
(THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" ITEMS 1 AND 2.)

1.   Election of Directors.

FOR all nominees   [_]     WITHHOLD              [_]         *EXCEPTIONS    [_]
Listed above               AUTHORITY to vote
                           For all nominees listed below

Nominees: 01-Jeffrey M. Heller     02-Leo J. Thomas

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*EXCEPTIONS____________________________________

2.   Approval of the Unigraphics Solutions Inc. 2001 Incentive Plan.

     FOR __________      AGAINST:_____________   ABSTAIN:  ______________

This proxy will be voted as specified. If no specification is made, this proxy will be voted for Proposal 1 and Proposal 2 and, in the discretion of the proxies, upon such other business as may properly come before this meeting and any adjournments or postponements thereof.

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign. If stock is owned in joint names, all should sign.



                                        Dated:
                                               ---------------------------------



                                        Signature:
                                                   -----------------------------



                                        Signature:
                                                   -----------------------------



(Please sign, date and return this proxy/voting instruction card in the enclosed postage prepaid envelope.)

Votes must be indicated (X) in Black or Blue ink.